EXHIBIT 4.1

EXECUTION VERSION

LEAR CORPORATION,

as Issuer

THE SUBSIDIARY GUARANTORS PARTY HERETO, as Subsidiary Guarantors

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

5.375% SENIOR NOTES DUE 2024

FOURTH SUPPLEMENTAL INDENTURE DATED AS OF

MARCH 14, 2014

EXHIBITS

EXHIBIT A Form of Note

LEAR CORPORATION

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939

AND INDENTURE

Section of Trust Indenture Act of 1939		Section(s) of Indenture
ss. 310	(a) (1)	7.10
	(a) (2)	7.10
	(a) (3)	N.A.
	(a) (4)	N.A.
	(a) (5)	7.08, 7.10
	(b)	7.08, 7.10, 11.02
ss. 311	(a)	7.11
	(b)	7.11
ss. 312	(a)	2.05
	(b)	2.05, 11.03
	(b)(2)	2.05
	(c)	2.05, 11.03
ss. 313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06, 7.07
	(c)	7.06, 11.02
	(d)	7.06
ss. 314	(a)(4)	4.03, 4.04, 11.05
	(b)	N.A.
	(c) (1)	7.02, 11.04, 11.05
	(c) (2)	7.02, 11.04, 11.05
	(c) (3)	N.A.
	(d)	N.A.
	(e)	11.05
ss. 315	(a)	7.01
	(b)	7.05, 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
ss. 316	(a) (1) (A)	6.05
	(a) (1) (B)	6.04
	(a) (2)	N.A.
	(a) (last sentence)	2.09
	(b)	6.07
	(c)	9.04
ss. 317	(a) (1)	6.08
	(a) (2)	6.09
	(b)	2.04
ss. 318	(a)	11.02
	(b)	N.A.
	(c)	11.02

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

This FOURTH SUPPLEMENTAL INDENTURE, dated as of March 14, 2014 (this “Fourth Supplemental Indenture”), is by and among Lear Corporation, a Delaware corporation (such corporation and any successor as defined in the Base Indenture, the “Company”), the Subsidiary Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).

WITNESSETH:

WHEREAS, the Company has previously executed and delivered an Indenture, dated as of March 26, 2010 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s senior debt securities, as supplemented by the First Supplemental Indenture, dated as of March 26, 2010, the Second Supplemental Indenture, dated as of August 15, 2012 and the Third Supplemental Indenture, dated as of January 17, 2013 (collectively, the “Prior Supplemental Indentures”);

WHEREAS, Section 301 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 301 and Section 901 of the Base Indenture;

WHEREAS, the Company is entering into this Fourth Supplemental Indenture to establish the form and terms of its 5.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Base Indenture, as supplemented by the Prior Supplemental Indentures, is incorporated herein by reference and, as further supplemented by this Fourth Supplemental Indenture, is herein called the “Indenture” as that term is defined in the Base Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Establishment.

(a) There is hereby established a new series of Securities to be issued under this Indenture, to be designated as the Company’s “5.375% Senior Notes due 2024.”

(b) There are to be authenticated and delivered on the date hereof Three Hundred and Twenty-Five Million Dollars ($325,000,000) aggregate principal amount of the Initial Notes.

(c) The Notes shall be issued in the form of one or more Global Notes in substantially the form set out in Exhibit A.

(d) Additional Notes may be authenticated and delivered for original issue after the Issue Date (such Additional Notes to be substantially in the form of Exhibit A hereto) in an unlimited amount.

(e) Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.

(f) With respect to the Notes (and any Subsidiary Guarantees endorsed thereon) only, the Base Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the Notes (and any Subsidiary Guarantees endorsed thereon) as set forth in this Fourth Supplemental Indenture, including as follows:

(i)	The provisions of Articles I, III, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XV and XVI of the Base Indenture are deleted and replaced in their entirety by the provisions of Articles 1, 3, 4, 5, 6, 7, 8, 9, 10 and 11 of this Fourth Supplemental Indenture;

(ii)	The form and terms of the securities representing the Notes required to be established pursuant to Article II of the Base Indenture shall be established in accordance with Article 2 of this Fourth Supplemental Indenture;

To the extent that the provisions of this Fourth Supplemental Indenture (including those referred to in clauses (i) and (ii) immediately above) conflict with any provision of the Base Indenture, the provisions of this Fourth Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any Subsidiary Guarantees endorsed thereon).

(g) Unless otherwise expressly specified, references in this Fourth Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Fourth Supplemental Indenture, and not the Base Indenture or any other document.

SECTION 1.02. Definitions.

(a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

(b) The following are definitions used in this Fourth Supplemental Indenture and to the extent that a term is defined both herein and in the Base Indenture, unless otherwise specified, the definition in this Fourth Supplemental Indenture shall govern solely with respect to the Notes (and any Subsidiary Guarantees endorsed thereon).

“Additional Notes” means, 5.375% Senior Notes due 2024 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.06, 2.07, 2.10 or 3.06 of this Indenture).

“Adjusted Treasury Rate” means, with respect to any redemption date for the Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 15, 2019 yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on March 15, 2019 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Note through March 15, 2019 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Applicable Procedures” means with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(ii) the Attributable Debt determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Chinese Acceptance Notes” means acceptance notes issued by banks in China in the ordinary course of business for the account of any direct or indirect Chinese Subsidiary of the Company or customers thereof to effect the current payment of goods and services in accordance with customary trade terms in China.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Change of Control” means:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to March 15, 2019 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to March 15, 2019.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or if not possible, such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Total Assets” means the total Consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Consolidation” means, unless the context otherwise requires, the consolidation of (1) in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company, (2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary and (3) in the case of a Foreign Subsidiary, the accounts of each Subsidiary of such Foreign Subsidiary that is a Foreign Subsidiary with those of such Foreign Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in the Base Indenture or in Section 11.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of January 30, 2013, among the Company, the lenders from time to time party thereto, Barclays Bank PLC and UBS Securities LLC, as Co-Documentation Agents, Citibank, N.A. and Royal Bank of Canada, as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (including, without limitation, any guarantee agreements and security documents), as it may be amended (including any amendment and restatement thereof), supplemented, replaced, extended or otherwise modified from time to time.

“Credit Facilities” means (1) the Credit Agreement and (2) one or more debt facilities, indentures or other agreements refinancing, replacing, amending, restating or supplementing (whether or not contemporaneously and whether or not related to the agreements specified above) or otherwise restructuring or increasing the amount of available borrowing or other credit extensions under or making Subsidiaries of the Company a borrower, additional borrower or guarantor under, all or any portion of the indebtedness under such agreement or any successor, replacement or supplemental agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders of with other financial institutions or lenders.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of the Notes.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in this Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors.

“Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date set forth in:

(1) the Accounting Standards Codification of the Financial Accounting Standards Board;

(2) such other statements by such other entities as approved by a significant segment of the accounting profession; and

(3) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note Legend” means the legend set forth in the form of Note attached hereto as Exhibit A, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or raw materials hedge agreement or any hedging agreement entered into in connection with the issuance of securities convertible or exchangeable for equity of such Person.

“Holder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination and

(B) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter. In addition, the term “Indebtedness” will exclude obligations of Chinese Subsidiaries in respect of Chinese Acceptance Notes in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $325,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.

“Issue Date” means March 14, 2014.

“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Domestic Indebtedness” means Indebtedness of the Company or a Domestic Subsidiary under any Credit Facility of the Company or a Domestic Subsidiary with an aggregate principal amount in excess of $400.0 million.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person that is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes issued after the Issue Date, treated as a single class of securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness under Credit Facilities in an aggregate principal amount not to exceed the greater of (A) $2.0 billion and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements are available, after giving pro forma effect to any acquisition or disposition of a Person or business occurring after such date but prior to the date of determination;

(2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit, bank guarantees, bankers’ acceptances and similar credit transactions do not constitute Indebtedness;

(6) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens existing on the Issue Date (including Liens securing the full amount of revolving commitments and loans outstanding under the Credit Agreement as in effect on the Issue Date immediately before the issuance of the notes on the Issue Date other than the Term Loans (as defined in the Credit Agreement)) and extensions, renewals and replacements of any such Liens so long as the principal amount of Indebtedness (including for this purpose, revolving commitments under the Credit Agreement as in effect on the Issue Date immediately before the issuance of the notes, which shall be deemed to be outstanding for these purposes even if undrawn) or other obligations secured thereby is not increased and so long as such Liens are not extended to any other property of the Company or any of its Subsidiaries;

(9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12) Liens securing Hedging Obligations so long as such Hedging Obligations are entered into in the ordinary course of business to hedge risks with respect to the Company’s or a Restricted Subsidiary’s interest rate, currency or raw materials pricing exposure or in connection with the issuance of convertible debt and not entered into for speculative purposes;

(13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) and (10); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien hereunder; and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(14) Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(15) judgment Liens not giving rise to an Event of Default;

(16) Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

(17) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(18) Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(19) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

(21) Liens on assets of Foreign Subsidiaries securing Indebtedness of a Foreign Subsidiary in an aggregate principal amount not to exceed the greater of (i) $250.0 million and (ii) 4.75% of the Consolidated assets of all Foreign Subsidiaries, in each case securing other obligations under the agreements governing or relating to such Indebtedness;

(22) pledges or deposits made to support any obligations of the Company or any Restricted Subsidiary (including cash collateral to secure obligations under letters of credit) so long as the aggregate amount of such pledges and deposits does not exceed $350.0 million; and

(23) other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (23) does not exceed 15% of Consolidated Total Assets of the Company, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available after giving pro forma effect to any acquisition or disposition of a Person or business occurring after such date but prior to the date of determination.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Rating Agency” means Standard & Poor’s and Moody’s or, if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations by one or more Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days before or after the earlier of (a) a Change of Control, (b) the date of public notice of occurrence of a Change of Control or (c) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announces consideration for possible downgrade by any Rating Agency).

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) which is not an Affiliate of the Company or with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person.

The term “Subsidiary” also shall include any corporation, limited liability company, partnership or other entity that: (1) under GAAP may be consolidated with the Company for financial reporting purposes; and (2) has been designated as a Subsidiary of the Company by the Board of Directors of the Company for so long as such designation remains in effect.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, and only for so long as (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) such Subsidiary is a Foreign Subsidiary that is a joint venture or similar entity.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.03. Other Definitions.

Term	Defined in Section
Acceleration Notice	6.02
Authentication Order	2.02(d)
Base Indenture	Preamble
Change of Control Offer	4.06(a)
Change of Control Payment	4.06(a)
Change of Control Payment Date	4.06(a)
Company	Preamble
Covenant Defeasance	8.03
DTC	2.03(b)
Event of Default	6.01
Guaranteed Obligations	10.01
Indenture	Preamble
Initial Lien	4.05
Legal Defeasance	8.02
Notes	Preamble
Paying Agent	2.03(a)
Prior Supplemental Indentures	Preamble
Redemption Date	2.08(d)
Registrar	2.03(a)
Reversion Date	4.08(b)
Successor Company	5.01(a)(1)
Successor Guarantor	5.01(b)(1)
Suspended Covenant	4.08(a)(2)
Suspension Date	4.08(a)
Suspension Period	4.08(b)
Fourth Supplemental Indenture	Preamble
Trustee	Preamble

SECTION 1.04. Incorporation by Reference of Trust Indenture Act.

(a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Subsidiary Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or SEC rule, as applicable.

SECTION 1.05. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii) “including” means “including without limitation;”

(viii) provisions apply to successive events and transactions; and

(ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder.

ARTICLE 2

THE NOTES

Pursuant to Section 201 of the Base Indenture, the provisions of this Article 2 establish the form of the Notes under this Fourth Supplemental Indenture, and to the extent that any provisions of this Article 2 are duplicative, or in contradiction with, the Base Indenture, the provisions of this Article 2 shall govern the Notes.

SECTION 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 thereafter. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Book-Entry Provisions. This Section 2.01(b) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Certificated Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. For greater certainty, the provisions of this Section 2.01(c) are subject to the requirements relating to notations, legends or endorsements on Notes required by law, stock exchange rule or agreements to which any the Company is subject, if any.

SECTION 2.02. Execution and Authentication.

(a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue. Each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Certificated Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

SECTION 2.03. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with TIA Section 312(a).

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or under the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

(1) to register the transfer of such Certificated Notes; or

(2) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing;

(b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Certificated Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate from the Company, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

(d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e) Authentication in Absence of Depositary. If at any time:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and beneficial owners holding interests representing an aggregate principal amount of at least 51% of such Notes represented by Global Notes advise the Trustee in writing that the continuation of a book-entry system through the Depositary is no longer in such owner’s best interests.

then the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate requesting the authentication and delivery of Certificated Notes to the Persons designated by the Company, will authenticate and deliver Certificated Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.

(f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for a Certificated Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(3) The Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an Interest Payment Date (whether or not an Interest Payment Date or other date determined for the payment of interest), and ending on such mailing date or Interest Payment Date, as the case may be.

(4) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(5) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption), or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

SECTION 2.08. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 2.08(b) hereof.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a date of redemption (a “Redemption Date”) or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.13. Additional Notes.

The Company shall be entitled, to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, each of which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price and first payment of interest. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number(s) of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code.

ARTICLE 3

REDEMPTION AND PREPAYMENT

To the extent that any provisions of this Article 3 are duplicative or conflict with any provision of the Base Indenture, this Article 3 shall govern and be controlling solely with respect to the Notes.

SECTION 3.01. Notices to Trustee.

If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price. If the Company elects to redeem the Notes pursuant to the provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish such Officers’ Certificate to the Trustee at least 35 days but not more than 60 days before a Redemption Date unless a shorter notice shall be reasonably satisfactory to the Trustee. Each Officers’ Certificate shall be accompanied by an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time prior to notice of such redemption being delivered to any Holder and shall, thereafter, be void and of no effect.

SECTION 3.02. Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed or purchased at any time, the Trustee shall select the Notes to be redeemed or purchased, (i) if the applicable Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the applicable Notes are listed, or (ii) if the applicable Notes are not so listed, in accordance with the procedures of the Depositary. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 thereafter; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall deliver or cause to be delivered, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number) and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph of the Notes and Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company gives the Trustee at least 3 Business Days prior notice of such request. Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.04. Effect of Notice Upon Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid on the Redemption Date to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered or the Trustee working with the Depositary shall adjust their records accordingly.

SECTION 3.07. Optional Redemption.

Except as set forth in subparagraphs (a) and (c) below, the Notes are not redeemable before March 15, 2019.

(a) At any time prior to March 15, 2019, the Company may, at its option, redeem all or part of the Notes (which includes Additional Notes, if any), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) On or after March 15, 2019, the Company may, at its option, redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2019	102.688%
2020	101.792%
2021	100.896%
2022 and thereafter	100.000%

(c) Notwithstanding the provisions of subparagraphs (a) and (b) of this Section 3.07, at any time prior to March 15, 2017, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 105.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the original aggregate principal amount of the Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after giving effect to such redemption; and

(2) any such redemption by the Company must be made within 90 days after the closing of such Equity Offering.

(d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08. Mandatory Redemption.

Except as set forth in Section 4.06 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

To the extent that any provisions of this Article 4 are duplicative or conflict with any provision of the Base Indenture, this Article 4 shall govern and be controlling solely with respect to the Notes.

SECTION 4.01. Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office, drop facility or agency of the Company in accordance with Section 4.02(a).

SECTION 4.03. Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will provide the Trustee and Holders and prospective Holders within the time periods specified in the SEC’s rules and regulations (plus any extensions granted pursuant to SEC rules) copies of:

(1) annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) quarterly reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

(3) from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

(b) Notwithstanding whether the Company is subject to the periodic reporting requirements of the Exchange Act, the Company will nevertheless continue filing the reports specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in clauses (1) through (4) above with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(c) In addition, the Company shall furnish to the Trustee and the Holders, upon their request, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04. Compliance Certificate.

(a) The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For the purposes of this paragraph, such compliance shall be determined without regard to any grace period or requirement of notice provided under this Indenture. The Company shall also comply with TIA Section 314(a)(4).

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within 30 days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Initial Lien secures any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.06. Offer to Repurchase Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to purchase all or any part of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company must deliver a notice to the Trustee and each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the applicable Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the Company complies with the provisions of any such securities laws or regulations, the Company shall not be deemed to have breached its obligations under this Section 4.06.

(d) Notwithstanding anything to the contrary in this Section 4.06, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.06 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if the Notes have been or are called for redemption by the Company prior to it being required to deliver notice of the Change of Control Offer, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.

(e) A revocable Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon, the consummation of the relevant Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

SECTION 4.07. Corporate Existence.

Except as otherwise permitted by Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.08. Additional Subsidiary Guarantors.

(a) The Company will cause each new Domestic Subsidiary that is a Guarantor of any Material Domestic Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the notes. In addition, the Company will cause each Foreign Subsidiary that becomes a Guarantor of any Material Domestic Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.09. Suspension of Covenants

(a) Following the first day (the “Suspension Date”) that:

(1) the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default has occurred and is continuing under this Indenture;

the Company and its Restricted Subsidiaries shall not be subject to Section 4.08(a) (the “Suspended Covenant”).

(b) In addition, upon the occurrence of a Suspension Date, the Company may elect to suspend the Subsidiary Guarantees. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenant for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events and the Subsidiary Guarantees will be reinstated to the extent required by this

Indenture. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenant may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenant during the Suspension Period.

SECTION 4.10. Limitation on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(1) the Sale and Leaseback Transaction is solely with the Company or a Subsidiary Guarantor;

(2) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (22) of the definition of “Permitted Liens”, without equally and ratably securing the Notes then outstanding under the Indenture to create, Incur, issue, assume or guarantee Indebtedness secured by a Lien on such property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(3) the Company or such Restricted Subsidiary within 360 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (a) the net proceeds of the sale of such property or (b) the Fair Market Value of such property to (i) the permanent retirement of Notes, other Indebtedness of the Company ranking on a parity with the Notes or Indebtedness of a Restricted Subsidiary or (ii) the purchase of property; or

(4) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Issue Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (3) of this sentence), plus the aggregate principal amount of Indebtedness secured by Liens on properties then outstanding (not including any such Indebtedness secured by Liens described in clauses (1) through (22) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding Notes (or secure such outstanding Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 15% of Consolidated Total Assets.

ARTICLE 5

SUCCESSORS

To the extent that any provisions of this Article 5 are duplicative or conflict with any provision of the Base Indenture, this Article 5 shall govern and be controlling solely with respect to the Notes.

SECTION 5.01. Merger, Consolidation, or Sale of Assets.

(a) The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited liability company or limited liability partnership organized and existing under the laws of (x) the United States of America, any State thereof or the District of Columbia, or (y) any member state of the European Union as in effect on the Issue Date; provided that if the Successor Company is organized outside of the United States of America, any State thereof or the District of Columbia, the Company shall enter into a supplemental indenture to this Indenture that includes a provision for the payment of additional amounts to Holders (subject to customary exceptions) in the event that the organization of the Successor Company in such jurisdiction will result in tax withholding or deduction, or otherwise result in taxes, fees, duties, assessments or governmental charges, for payments to Holders under the terms of notes in such jurisdiction (which such provision shall be certified by the Company to the Trustee as customary), and provided further, the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture (and, if the Successor Company is not a corporation, the Company shall cause a corporate co-issuer to become a co-obligor on the notes);

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b) In addition, the Company will not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, limited liability company or limited liability partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or any member state of the European Union as in effect on the Issue Date, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(c) Notwithstanding the foregoing:

(1) any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor; and

(2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia or any member state of the European Union as in effect on the Issue Date to realize tax or other benefits.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance or transfer (but not a lease), the conveyor or transferor (but not a lessor) shall be released from the provisions of this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

To the extent that any provisions of this Article 6 are duplicative or conflict with any provision of the Base Indenture, this Article 6 shall govern and be controlling solely with respect to the Notes.

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(a) a default in any payment of interest on the Notes when due and payable and such default continues for a period of 30 days;

(b) a default in the payment of principal of any Notes when due and payable, at Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

(c)	the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01 above;

(d) the failure by the Company or any Restricted Subsidiary to comply with any of its obligations under Sections 4.05, 4.06, 4.08, 4.09 or 4.10 for 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

(e) the failure by the Company or any Restricted Subsidiary to comply with its other agreements contained in this Indenture for 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

(f) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $200.0 million or its foreign currency equivalent;

(g) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice as specified in this Indenture;

(h) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiaries or any group of Restricted Securities that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (d), (e), (f) or (g) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) above will not constitute an Event of Default with respect to the Notes until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the default and the Company, the Subsidiary Guarantor or the Restricted Subsidiary, as applicable, does not cure such default within the time specified in clauses (d), (e), (f) or (g) hereof after receipt of such notice.

SECTION 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (h) or (i) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee (if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. If an Event of Default specified in clauses (h) or (i) of Section 6.01 hereof occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration with respect to the Notes and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (h) or (i) of Section 6.01 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.06 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

To the extent that any provisions of this Article 7 are duplicative or conflict with any provision of the Base Indenture, this Article 7 shall govern and be controlling solely with respect to the Notes.

SECTION 7.01. Duties of Trustee.

(a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of a Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of the Trustee.

Subject to TIA Section 315:

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company during normal business hours and upon reasonable notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it under this Indenture.

(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, Custodian and other Person employed to act hereunder.

(k) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(m) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

(a) The Trustee shall not be deemed to have notice of any Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(b) If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to Holders of the Notes notice of the Default within the earlier of 90 days after the occurrence of a Default or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of the Notes), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. Reports by Trustee to Holder.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Subsidiary Guarantors shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Subsidiary Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company and the Subsidiary Guarantors promptly of any claim of which a Trust Officer has received a written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge and the termination of this Indenture.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

To the extent that any provisions of this Article 8 are duplicative or conflict with any provision of the Base Indenture, this Article 8 shall govern and be controlling solely with respect to the Notes.

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) the provisions of this Article 8 with respect to Legal Defeasance. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d), 6.01(f), 6.01(h) (with respect only to Significant Subsidiaries) and 6.01(i) (with respect only to Significant Subsidiaries) hereof shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal amount at maturity of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence and the grant of a Lien to secure such Indebtedness) or insofar as Section 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company, including, without limitation, those arising under this Indenture, other than the Notes, and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with; and

(i) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all of the Notes not therefor delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.05. Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under this Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.07. Repayment to Company.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

SECTION 8.08. Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

SECTION 8.09. Survival.

The Trustee’s rights under this Article 8 shall survive termination of this Indenture or the resignation or removal of the Trustee.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

To the extent that any provisions of this Article 9 are duplicative or conflict with any provision of the Base Indenture, this Article 9 shall govern and be controlling solely with respect to the Notes.

SECTION 9.01. Without Consent of Holder.

Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note to:

(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a successor entity of the obligations of the Company or any Subsidiary Guarantor under this Indenture;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however¸ that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(d) add additional Guarantees with respect to the Notes or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under this Indenture;

(e) add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company;

(f) make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of this Indenture;

(g) make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer Notes;

(h) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

(i) convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.05.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Indenture, the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Note;

(c) reduce the principal of or extend the Stated Maturity of any Note;

(d) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as set forth in Section 3.07;

(e) make any Notes payable in money other than that stated in the Notes;

(f) impair the right of any Holder of Notes to receive payment of principal of and interest on such Note on or after the due dates therefore or to institute suit for the enforcement of such payment on or with respect to such Holder’s Notes;

(g) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(h) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes.

SECTION 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

SECTION 9.05. Trustee to Sign Amendments.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company or any Subsidiary Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10

SUBSIDIARY GUARANTEES

To the extent that any provisions of this Article 10 are duplicative or conflict with any provision of the Base Indenture, this Article 10 shall govern and be controlling solely with respect to the Notes.

SECTION 10.01. Subsidiary Guarantees.

Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by: (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability.

Each Subsidiary Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns.

This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Release of Subsidiary Guarantor.

A Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder:

(a) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(b) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

(c) if a Subsidiary Guarantor no longer guarantees or is otherwise obligated under any Material Domestic Indebtedness;

(d) upon designation of a Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture; or

(e) at the Company’s election, during any Suspension Period.

If the Company exercises its Legal Defeasance option or its Covenant Defeasance option in accordance with the provisions of Article 8 hereof or if its obligations under this Indenture are discharged in accordance with Section 8.06 hereof, each Subsidiary Guarantor shall be released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor pursuant to this Section 10.05.

SECTION 10.06. Contribution.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Subsidiary Guarantor, as applicable, in an amount equal to such Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

To the extent that any provisions of this Article 11 are duplicative or conflict with any provision of the Base Indenture, this Article 11 shall govern and be controlling solely with respect to the Notes.

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 11.02. Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

Lear Corporation

21557 Telegraph Road

Southfield, MI 48035

Facsimile: (248) 447-5126

Attention: General Counsel

With a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Facsimile: (312) 558-5700

Attention: Bruce A. Toth

If to the Trustee:

The Bank of New York Mellon Company, N.A.

2 North La Salle Street, Suite 1020

Chicago, Illinois 60602

Facsimile: (312) 827-8542

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the security register for the Notes. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any Subsidiary Guarantor or the Trustee, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. Table of Contents, Headings, etc.

The Table of Contents, Reconciliation and Tie Between Trust Indenture Act of 1939 and Indenture and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as the date first written above

ISSUER:

LEAR CORPORATION

By:	/s/ Matthew J. Simoncini
Name: Matthew J. Simoncini Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

LEAR CORPORATION EEDS AND INTERIORS

LEAR MEXICAN SEATING CORPORATION

LEAR OPERATIONS CORPORATION

GUILFORD MILLS, INC.

By:	/s/ Jeffrey H. Vanneste

Name: Jeffrey H. Vanneste
Title:	President, Principal Executive Officer and Principal Financial Officer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch Title: Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	$_____

CUSIP No. ___________

5.375% Senior Notes Due 2024

Lear Corporation, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, [the principal sum of ______________ Dollars ($______________)]3 on March 15, 2024.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

[SIGNATURE PAGES FOLLOW]

[3]	USE THE FOLLOWING LANGUAGE INSTEAD FOR GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases and Decreases in Global Note attached hereto]

LEAR CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A.

as Trustee, certifies that this is one of

the Global Notes referred to in the within mentioned

Indenture.

By:
Authorized Signatory

5.375% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Interest

Lear Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year or, if such date is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing September 15, 2014. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Method of Payment

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its judgment), to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts.

Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Indenture

The Company issued the Notes under an Indenture, dated as of March 26, 2010, as supplemented to the date hereof and as further supplemented by the Fourth Supplemental Indenture, dated as of March 14, 2014 (collectively, the “Indenture”), each among the Company, the Subsidiary Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Company shall be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the date hereof and any Additional Notes will be treated as a single class for all purposes under the Indenture.

Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes prior to March 15, 2019.

At any time prior to March 15, 2019, the Company may, at its option, redeem all or a part of the Notes (which includes Additional Notes, if any), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date).

On or after March 15, 2019, the Company may, at its option, redeem all or a part of the Notes, at the redemption prices (expressed in percentages of principal amount on the Redemption Date) set forth below plus accrued interest, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Redemption Price
2019	102.688%
2020	101.792%
2021	100.896%
2022 and thereafter	100.000%

In addition, at any time prior to March 15, 2017, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 105.375% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds of one or more Equity Offerings; provided that (1) at least 65% of the original aggregate principal amount of the Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after giving effect to such redemption; and (2) any such redemption must be made within 90 days after the closing of such Equity Offering.

Notice of Redemption

Notice of redemption will be delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address.

Repurchase at Option of Holder

If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to purchase all or any part of such Holder’s Notes pursuant to the offer described in the Indenture (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company must deliver a notice to the Trustee and each Holder, which notice shall govern the terms of the Change of Control Offer and shall be in compliance with the Indenture. Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice.

Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture with respect to the Notes if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

Amendment, Waiver

Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing Default (other than a Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended to cure any ambiguity, omission defect or inconsistency; to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations under the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to add additional Guarantees with respect to the Notes or to confirm or evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under this Indenture; add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company; make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture; make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer Notes or comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.05 of the Indenture.

Defaults and Remedies

Events of Default include a default in any payment of interest the Notes when due and payable and such default continues for a period of 30 days; a default in the payment of principal on the Notes when due and payable, at Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01 of the Indenture; the failure by the Company or any Restricted Subsidiary to comply with any of its obligations under Sections 4.05, 4.06, 4.08, 4.09 or 4.10 of the Indenture for 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; the failure by the Company or any Restricted Subsidiary to comply with its other agreements contained in the Indenture for 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; the failure by the Company or any Restricted Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $200.0 million or its foreign currency equivalent; any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice as specified in the Indenture; certain events of bankruptcy, as set forth in the Indenture, with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Trust Indenture Act. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

Guarantee

The full and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors.

Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

No Recourse Against Others

Any past, present, or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantors or the Trustee shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs the certificate of authentication on the other side of this Note.

Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Lear Corporation

21557 Telegraph Road

Southfield, Michigan 48086

Attention: Office of the General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                                . The following increases or decreases in this Global Note have been made:

Date of Exchange or Transfer	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 of the Indenture, check the box:    ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount in principal amount: $______________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SUBSIDIARY GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, irrevocably and unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of March 26, 2010, as supplemented to the date hereof and as further supplemented by the Fourth Supplemental Indenture dated as of March 14, 2014 (collectively, the “Indenture”), among Lear Corporation, as issuer (the “Company”), the Subsidiary Guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the full and punctual payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Subsidiary Guarantors to the Holders of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note by accepting the same agrees to and shall be bound by such provisions. This Subsidiary Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03, 8.06 and 10.05 of the Indenture. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[SIGNATURE PAGES FOLLOW]

[GUARANTOR]

By:
Name: Title: